SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934
DATE OF REPORT:
July 1, 2010
(Date of Earliest Event Reported)
MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)
INDEPENDENT BANK CORP.
288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)
02370
(Zip Code)
NOT APPLICABLE
(Former Address of Principal Executive Offices)
(Zip Code)
781-878-6100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE
Exhibit Index
EX-99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 1, 2010 Independent Bank Corp. (the “Company”) entered into an Item Processing and Other Services Agreement (the “Item Processing Contract”) with Fidelity Information Services, Inc. (“Fidelity”). The Company entered into the Item Processing Contract primarily so Fidelity can provide item processing and other services to Rockland Trust Company (“Rockland Trust”), the Company’s wholly-owned bank subsidiary, in connection with the checks that Rockland Trust accepts for deposit. The business of Rockland Trust will be substantially dependent upon the services that will be provided pursuant to the Item Processing Contract. The benefits of the Item Processing Contract are also expressly conferred on all of the other present and future subsidiaries of the Company and of Rockland Trust.
     The Item Processing Contract has a five year term which shall begin on the earlier of the date which the Company converts to the item processing services provided by Fidelity or February 1, 2011 (or such other date as may be agreed to in writing). Fidelity will continue to provide Print and Mail and Commercial Capture Xpress Services to the Company as of July 1, 2010.
     A copy of the Item Processing Contract is attached hereto as Exhibit 99.1. Portions of the Item Processing Contract, however, have been omitted from Exhibit 99.1 pursuant to a request for confidential treatment sent to the Securities and Exchange Commission (“SEC”) on July 8, 2010. The locations where material has been omitted are indicated by the following notation “{****}”. The entire Item Processing Contract, in unredacted form, has been submitted separately to the SEC with the request for confidential treatment.
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
DATE: July 8, 2010	BY:	/s/ Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL

Exhibit Index

Exhibit No.	Description
99.1	Item Processing and Other Services Agreement with Fidelity Information Services, Inc.